EXHIBIT 10.10

                          HIBBETT SPORTING GOODS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

        THIS HIBBETT SPORTING GOODS, INC. EMPLOYEE STOCK PURCHASE PLAN ("Plan"), made this 13th day of September, 1996, by Hibbett Sporting Goods, Inc. ("Company").

        WHEREAS, the Company desires to provide a method whereby employees of the Company will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of common stock of the Company;

        WHEREAS, the Company desires to establish the Hibbett Sporting Goods, Inc. Employee Stock Purchase Plan pursuant to Section 423 of the Internal Revenue Code of 1986, as amended, to provide employees with the opportunity to purchase shares of common stock of the Company;

        NOW THEREFORE, the Company hereby adopts the Hibbett Sporting Goods, Inc. Employee Stock Purchase Plan upon the following terms and conditions:

                                    ARTICLE 1
                                   DEFINITIONS

        For the purpose of this Plan, the following terms shall have the meanings set forth in this Article unless a different meaning is required by the context:

        1.1  Board.  Board of Directors of the Company.

        1.2  Code.  The Internal Revenue Code of 1986, as amended.

        1.3 Committee. The group of individuals administering the Plan, as provided in Article 2 of the Plan.
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        1.4  Common Stock  The common stock $0.01 par value of the Company or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 12.4 of the Plan.

        1.5 Compensation. Wages reported on Form W-2 before the deduction for elective deferrals to a Section 401(k) plan or Section 125 plan as those plans are defined in the Code.

        1.6 Eligible Recipient. An Employee who satisfies the eligibility requirements contained in Section 3.1.

        1.7  Employee.  A common law employee of the Company.

        1.8 Entry Dates. The earlier of the first day of July or first day of January next following the date on which an Employee has satisfied the eligibility requirements contained in Section 3.1.

        1.9  Exchange Act.  The Securities Exchange Act of 1934, as amended.

        1.10 Fair Market Value. The Fair Market Value of a share of Common Stock, unless otherwise determined by the Committee, shall be the closing price on the date of determination for a share of stock or if there were no sales on such date, the most recent prior date on which there were sales, as reported by The Wall Street Journal or, if The Wall Street Journal does not report such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee.

        1.11 Offering. An offer made by the Company to the Participants for the purchase of shares of Common Stock, on a quarterly basis commencing on the Offering Commencement Date and ending on the Offering Termination Date, through payroll deductions subject to the terms and conditions of the Plan.

        1.12 Offering Commencement Date. The first day of each calendar quarter except as provided in Article 13. The initial Offering Commencement Date shall be determined by the Committee in its discretion.

        1.13  Offering Termination Date.  The last day of each calendar quarter.

        1.14 Option. The right of an Eligible Recipient to purchase Common Stock under the Plan.

        1.15  Option Agreement.  The Agreement described in Section 4.2.
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        1.16  Option Price.  The purchase price for each share of Common Stock as determined in Section 6.2.

        1.17 Participant. An Eligible Recipient who has elected to participate in the Plan in accordance with procedures established herein.


                                    ARTICLE 2
                               PLAN ADMINISTRATION

        2.1 The Committee. The Plan shall be administered by the Board or by a committee of the Board consisting of not less than two persons. However, from and after the date on which the Company first registers a class of its equity securities under Section 12 of the Exchange Act, the Plan shall be administered by a committee appointed by the Board consisting of not less than two Board members. As used in this Plan, the term "Committee" shall refer to the Board or such a committee, if established.

        2.2 Authority of the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination in the foregoing matters shall be conclusive.

                                    ARTICLE 3
                          ELIGIBILITY AND PARTICIPATION

        3.1 Conditions of Eligibility. An Eligible Recipient is an Employee who: (1) customarily works more than 20 hours per week, and (2) has been employed by the Company for one (1) year.

        3.2 Effective Date of Participation. An Eligible Recipient may become a Participant as of the earlier of the first day of January or the first day of July ("Entry Dates") which follows the date on which the Employee met the eligibility requirements contained in Section 3.1, provided that the Eligible Recipient remains employed on the Entry Date.

        3.3 Election to Participate. An Eligible Recipient may become a Participant by completing an Option Agreement, which includes the authorization for a payroll deduction, on the form provided by the Company and filing it with the treasurer of the Company on or before the date set by the Committee, which date shall be prior to the Offering Commencement Date for which participation is sought. Properly authorized payroll

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deductions for a Participant shall commence on the applicable Offering
Commencement Date and shall end when terminated by the terms of the Option Agreement or when terminated by the Participant as provided in Article 8.

        3.4 Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option to participate in the Plan:

             3.4.1 if, immediately after the grant, such Employee would own stock, and/or hold outstanding Options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

             3.4.2 which permits an Employee's rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Common Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding.

                                    ARTICLE 4
                                    OFFERINGS

        4.1 Shares Authorized; Duration of Offerings. As provided in Article 10, the shareholders of the Company have authorized the Board to reserve 75,000 shares of Common Stock to be issued to the Participants in this Plan. The shares will be made available to the Participants in a series of quarterly Offerings which shall continue until all shares of Common Stock reserved for this Plan have been issued to the Participants. Notwithstanding anything to the contrary, this Plan shall terminate and there shall be no further Offerings upon the earlier of: (1) the issuance of all shares reserved under Section 10.1 of Common Stock or (2) the end of the fortieth (40th) quarterly Offering.

        4.2 Option Agreement. Each Eligible Recipient shall receive an Option Agreement. The Option Agreement shall contain the terms for the purchase of Common Stock pursuant to the provisions of the Plan and the discretion of the Compensation Committee where applicable. The Option Agreement shall also contain authorization for the payroll deduction. An Eligible Recipient may only become a Participant upon the timely completion and return of the Option Agreement according to the terms contained therein.

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                                    ARTICLE 5
                               PAYROLL DEDUCTIONS

        5.1 Amount of Deduction. Upon filing the Option Agreement, the Participant shall elect to have deductions made from his paycheck on each payday during the time he is a Participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his compensation as determined for each applicable paycheck.

        5.2 Participant's Account. The Company shall establish a bookkeeping account for each Participant and all payroll deductions made for a Participant shall be credited to his account under the Plan.

        5.3 Changes in Payroll Deductions. A Participant may discontinue his participation in the Plan as provided in Article 8, but no other change can be made during an Offering and, specifically, a Participant may not alter the amount of his payroll deductions for that Offering.

                                    ARTICLE 6
                               GRANTING OF OPTION

        6.1 Number of Option Shares. On each Offering Commencement Date, a Participant shall be deemed to have been granted an Option to purchase a maximum number of shares of Common Stock of the Company equal to an amount determined as follows: an amount equal to (i) that percentage of the Participant's Compensation which he has elected to have withheld (but not in any case in excess of 10%) multiplied by (ii) the Participant's compensation during the quarter of the Offering (iii) divided by 85% of the Fair Market Value of the Common Stock on the applicable Offering Commencement Date.

        6.2 Option Price. The Option Price of the Common Stock purchased with payroll deductions made during each quarterly Offering for a Participant shall be the lower of:

             6.2.1 85% of the Fair Market Value of the Common Stock on the Offering Commencement Date; or

             6.2.2 85% of the Fair Market Value of the Common Stock on the Offering Termination Date.

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                                    ARTICLE 7
                               EXERCISE OF OPTION

        7.1 Automatic Exercise. Unless a Participant gives written notice to the Company as hereinafter provided, his Option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which Options have been granted to the employee pursuant to Section 6.1) and any excess in his account at that time will be returned to him, except as provided in Section 7.3.

        7.2 Withdrawal of Account. By written notice to the treasurer of the Company, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all the accumulated payroll deductions in his account at such time.

        7.3 Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall, unless otherwise requested by the Participant, be held in the Participant's account for the purchase of Common Stock during the next Offering.

        7.4 Transferability of Option. During a Participant's lifetime, Options held by such Participant shall be exercisable only by that Participant.

        7.5 Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each Participant, as appropriate, the certificates evidencing the stock purchased upon exercise of his Option.

                                    ARTICLE 8
                                   WITHDRAWAL

        8.1 In General. As indicated in Section 7.2, a Participant may withdraw payroll deductions credited to his account under the Plan at any time by giving written notice to the treasurer of the Company. All of the Participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering. The Company may, at its Option, treat any attempt to borrow by an employee on the security of his accumulated payroll deductions as an election, under Section 7.2, to withdraw such deductions.

        8.2 Effect on Subsequent Participation. A Participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter by adopted by the Company.
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        8.3  Termination of Employment.  Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company), the payroll deductions credited to his account will be returned to him, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 12.1.

        8.4 Termination of Employment Due to Death. Upon termination of the Participant's employment because of his death, his beneficiary (as defined in Section 12.1) shall have the right to elect, by written notice given to the treasurer of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of death of the Participant, either:

             8.4.1 to withdraw all of the payroll deductions credited to the Participant's account under the Plan, or

             8.4.2 to exercise the Participant's Option for the purchase of Common Stock on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable Option Price, and any excess in such account will be returned to said beneficiary, without interest.

        In the event that no such written notice of election shall be duly received by the treasurer of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph 8.4.2, to exercise the Participant's Option.

                                    ARTICLE 9
                                    INTEREST

        No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participant.

                                   ARTICLE 10
                     STOCK

        10.1 Maximum Shares. The maximum number of shares of Common Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4 shall be 75,000 shares. If the total number of shares of Common Stock for which Options are exercised on any Offering Termination Date in accordance with Article 6 exceeds the maximum number of shares reserved for this Plan, the Company shall make a pro rata allocation of the shares of Common Stock available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall

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determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to him as promptly as possible.

        10.2 Participant's Interest in Common Stock. The Participant will have no interest in the Common Stock covered by his Option until such Option has been exercised on the applicable Offering Termination Date.

        10.3 Issuance of Common Stock. Common Stock to be delivered to a Participant under the Plan will be issued in the name of the Participant, or, if the Participant so directs by written notice to the treasurer of the Company prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

                                   ARTICLE 11
                           SECURITIES LAW RESTRICTIONS

        11.1 Share Issuances. Notwithstanding any other provision of the Plan or any agreements entered into pursuant hereto, the Company shall not be required to issue or deliver any certificate for shares of Common Stock under this Plan, and an Option shall not be considered to be exercised notwithstanding the tender by the Participant of any consideration therefor, unless and until each of the following conditions has been fulfilled:

             11.1.1 (i) There shall be in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws if the Committee, in its sole discretion, shall have determined to file, cause to become effective and maintain the effectiveness of such registration statement; or (ii) if the Committee has determined not to so register the shares of Common Stock to be issued under the Plan, (A) exemptions from registration under the Securities Act and applicable state securities laws shall be available for such issuance (as determined by counsel to the Company) and (B) there shall have been received from the Participant (or, in the event of death or disability, the Participant's heir(s) or legal representative(s)) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions; and

             11.1.2 There shall have been obtained any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its sole discretion upon the advice of counsel, deem necessary or advisable.

        11.2 Share Transfers. Shares of Common Stock issued pursuant to Options granted under the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of, whether voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, except pursuant to registration under the Securities Act and


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applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such shares not issued pursuant to an effective and current registration statement under the Securities Act and all applicable state securities laws on the receipt from the party to whom the shares of Common Stock are to be so transferred of any representations or agreement requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under the Securities Act and applicable state securities laws.

        11.3  Legends.

             11.3.1 Unless a registration statement under the Securities Act and applicable state securities laws is in effect with respect to the issuance or transfer of shares of Common Stock under the Plan, each certificate representing any such shares shall be endorsed with a legend in substantially the following form, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

             THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ("THE ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

             11.3.2 The Committee, in its sole discretion, may endorse certificates representing shares issued pursuant to the exercise of Options with a legend in substantially the following form:

             THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF ON OR BEFORE THE EXPIRATION OF THE SECTION 423 HOLDING PERIODS, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

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                                   ARTICLE 12
                                  MISCELLANEOUS

        12.1 Designation of Beneficiary. The designated beneficiary pursuant to a qualified plan (as described in Section 401(a) of the Code) maintained by the Company shall be the designated beneficiary for this Plan, unless a Participant files a written designation of a beneficiary pursuant to this Plan. Such designation of beneficiary may be changed by the Participant at any time by written notice to the treasurer of the Company. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the stock or cash credited to the Participant under the Plan.

        12.2 Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.2.

        12.3 Use of Funds. Any payroll deductions received or held by the Company under this Plan may be used by the company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

        12.4  Adjustment Upon Changes in Capitalization.

             12.4.1 In the event that the Committee (or if the Company is not the surviving corporation in any of the following transactions, the board of directors of the surviving corporation) shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up spin-off combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be made the

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   subject of the Options under the Plan, (2) the number and kind of shares subject to outstanding Options and (3) the purchase price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a person who has an outstanding Option provided, however, that the number of shares subject to an Option shall always be a whole number.

             12.4.2 Notwithstanding any contrary provision in this Section 12.4, there shall be no adjustment to shares authorized pursuant to this Plan for any event described in Section 12.4.1 which occurs before or simultaneously with the closing of the Public Offering as that term is defined in Article 13.

        12.5 Amendment and Termination. The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective, without approval of the shareholders of the Company, if shareholder approval of the amendment is then required to comply with or obtain exemptive relief under any tax or regulatory requirement the Board deems desirable to comply with or obtain exemptive relief under, including without limitation, pursuant to Rule 16b-3 under the Exchange Act or any successor rule or Section 422 of the Code or under the applicable rules or regulations of any securities exchange or the NASD, and provided further that no such amendment shall change the terms, conditions or eligibility requirements of an Option granted under the Plan. No termination, suspension or amendment of the Plan shall alter or impair any outstanding Option without the consent of the Participant affected thereby; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 12.4.1 or Section 12.4.2 of the Plan.

        12.6 No Employment Rights. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any subsidiary.

        12.7 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatee, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

        12.8 Governing Law. The place of administration of the Plan shall be conclusively deemed to be within the State of Delaware, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or under any agreements evidencing Options shall be governed by and construed exclusively and solely in

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accordance with the laws of the State of Delaware without regard to conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Delaware with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.

        12.9 Construction and Headings. The use of the masculine gender shall also include within its meaning the feminine, and the singular may include the plural and the plural may include the singular, unless the context clearly indicates to the contrary. The headings of the Articles and Sections of the Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add to or detract from the meaning of such Article or Section.

                                   ARTICLE 13
                                 EFFECTIVE DATE

        The plan is effective September 13, 1996, the date the Plan was adopted by the Board and approved by unanimous written consent of the shareholders. Notwithstanding any other provision contained herein, no Options shall be granted pursuant to this Plan until the date of closing of a public offering of the Common Stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended. If the condition in the preceding sentence is not satisfied by December 31, 1996, then this Plan is null and void as if it had never been adopted by the Board and had never been approved by the shareholders.



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